FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) June 5, 1998.



                            HIGH PLAINS CORPORATION
             (Exact name of registrant as specified in its charter)

Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                               Number)


200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas 67202                                    Identification No.)
(Address of principal
executive offices)


                               (316) 269-4310
                       (Registrant's telephone number)



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Item 5   Other Information

Wichita, KS, May 28, 1998 -- High Plains Corporation (NASDAQ/NM:HIPC) CEO Gary Smith applauds last week's Congressional vote to extend the ethanol tax incentive through the year 2007. The May 22, 1998 vote was included as part of the six-year federal highway reauthorization bill. President Clinton is expected to sign the legislation.

The congressional vote is welcome news because it provides High Plains with the time necessary to implement technological and cost-cutting strategies that will establish it as a low-cost producer in the ethanol industry. "This action by Congress is indicative of the positive impact of ethanol on both air pollution mitigation and on the farm economy," said Smith. "But High Plains Corporation can not base its strategic planning on the premise that the ethanol tax incentive will be perpetually extended," he continued. "We must assume that the tax incentive program will expire, and plan for High Plains to be well positioned to compete profitably against all producers of alternative fuels in the event of this occurrence."

"The key to the future financial success of both High Plains Corporation and the domestic ethanol industry is improved plant efficiency, and technological advances," explained Smith. Toward the goal of becoming a low-cost producer, and as an early indication of the aggressive manner in which High Plains plans to address this challenge, Smith cited examples of measures that are currently planned for near-term implementation by the Corporation:

* The utilization of inexpensive landfill gas for process use at its Colwich plant that will significantly cut production costs;

* The capture and marketing of carbon dioxide, a natural by-product of ethanol production, as a profitable additional product; and

* ISO 9002 registration that will allow penetration into new market segments and guarantee a higher attention to operational and quality standards.


In response to this extension and to recent improvement in product sales, High Plains plans to increase its production from the current 80% average to full capacity.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date   June 5, 1998                        HIGH PLAINS CORPORATION


                                           /s/Gary R. Smith
                                           Chief Executive Officer